As filed with the Securities and Exchange Commission on December 22, 2006

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 20, 2006
FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address, including zip code, of principal executive offices)
(704) 688-4300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On December 20, 2006, the Compensation Committee of the Board of Directors of First Charter Corporation, a North Carolina corporation and the registrant hereunder (the “Corporation”), approved, effective December 31, 2006, the immediate and full acceleration of the vesting of certain unvested stock options granted from 2003 through 2005 under the Corporation’s various equity incentive plans (the “Accelerated Options”). An aggregate of 429,968 Accelerated Options, each of which relates to one share of the Corporation’s Common Stock, were accelerated pursuant to this action. The vesting schedules for stock options granted in 2006 were not affected by this action.
     The Accelerated Options were granted pursuant to either the First Charter Corporation Comprehensive Stock Option Plan, as amended, the First Charter Corporation Stock Option Plan for Non-Employee Directors or the First Charter Corporation 2000 Omnibus Stock Option and Award Plan (together, the “Plans”). The Accelerated Options include 36,960 Accelerated Options held by non-employee members of the Corporation’s Board of Directors, 55,675 Accelerated Options held by the Corporation’s named executive officers, as named in the Company’s proxy statement for the Annual Meeting of Shareholders that occurred on April 26, 2006, and 17,988 Accelerated Options held by the Corporation’s other executive officers. The following number of stock options held by the Corporation’s named executive officers were accelerated: 23,398 options held by Robert E. James, Jr., 8,000 options held by Charles A. Caswell, 18,566 options held by Stephen M. Rownd, and 5,711 options held by Cecil O. Smith, Jr.
     Based on the closing price of the Corporation’s common stock of $24.60 per share on December 20, 2006, approximately 417,429 of the Accelerated Options were in-the-money (i.e., the option exercise price was less than $24.60 per share) and 12,539 of the Accelerated Options were out-of-the money (i.e., the option exercise price was greater than or equal to $24.60 per share).
     The decision to accelerate the vesting of these stock options was due primarily to two reasons. The first relates to a change in the Corporation’s compensation philosophy, whereby stock options will serve as a more limited component of compensation. Beginning in 2006, the Corporation began to use restricted stock as the primary form of equity compensation for employees other than the executive officers. Equity compensation for executive officers consisted of a combination of performance share awards and stock option grants. The vesting schedules for the 2006 stock option grants were not accelerated. Secondly, the Corporation determined to accelerate the vesting schedules of the Accelerated Options to facilitate the ongoing calculations under Statement of Financial Accounting Standards No. 123(R). The Corporation will incur a one-time expense approximating $0.7 million, or $0.02 per diluted share, in the fourth quarter of 2006 in connection with the stock option vesting acceleration.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST CHARTER CORPORATION
(Registrant)

	By:	/s/ Charles A. Caswell Charles A. Caswell
Executive Vice President,
Chief Financial Officer and Treasurer
Dated: December 22, 2006